Exhibit 99.1
EBIX ANNOUNCES SUMMARY HIGHLIGHTS FROM THE INVESTOR MEETING AT NEW YORK
ATLANTA, GA — December 10, 2009 — Ebix, Inc. (NASDAQ: EBIX), a leading international supplier of On-Demand software and E-commerce services to the insurance industry, today released the summary highlights from the investor meeting at the NASDAQ Marketsite building in New York. 85 analysts & investors, 21 Ebix senior Executives in addition to the EBIX CEO, CFO and three of the independent Ebix Board members attended the meeting and received the opportunity to interact with the senior management, Ebix CFO and the CEO.
The Company announced that while the meeting registration request had an overwhelming response, Ebix had to prioritize the attendee list due to limited space at the meeting place and could only confirm registration of 85 attendees to the meeting.
To ensure that all investors had access to any important topics discussed in the meeting, the Company decided to summarize the highlights of the topics discussed during the presentations as well as one on one question and answer sessions held between the Company’s CEO and CFO and individual investors and analysts. The summary highlights discussed during the meeting were as follows —
1.	Organic growth Rate for 2010 and 2011: The Company forecasted its organic growth rate for 2010 and 2011 to be between 10 to 15%.

2.
Primary Growth Areas in 2010: The Company expects primary growth to come from the area of Exchanges and BPO, especially from its life, annuity and certificate processing businesses. The Company also expects its risk exchanges, property & casualty exchanges, employee benefit and broker businesses internationally to keep growing organically.

3.
Exchange customer deals: The Company announced that since 1st October 2009, it has won a number of key deals in the exchange area that are forecasted to help the Company’s revenues to keep growing organically. Some of the new deals announced at the meeting were Fidelity Investments, Bank of America, Wells Fargo, US Bank, National Western Life Insurance Company, Genworth Financial, Principal Financial Group, AXA Equitable Life, American General Life insurance, Nationwide Mutual Insurance Company, Ameriprise, Clearview Correspondent Services and Consolidated Health Plans.

4.
BPO customer deals: The Company also announced that since October 1, 2009 it has signed new deals in the BPO arena like FED-EX, Anheuser Busch, Meritage Homes, City of Phoenix, Bechtel Jacobs, Los Angeles County Office, Disney Consumer Products, AON Risk Services Southwest, Sempra, Marsh, Logan Property Management, Greenspoint Plaza, Business Finance Group, Alachua County, Los Angeles County office of Education, Calpine Corporation, EBS-RMSCO, Westcore Properties, United Stationary Supply Co. and Pioneer Natural resource.

5.
Workers Compensation and Risk Exchange Deals: The company’s Division head for the Risk management and Workers Compensation Division (Formerly Peak) announced that the division had signed 27 new customer contracts since its acquisition by Ebix.

6.	Impact of Peak & EZ Data: The Company reiterated its earlier floor forecast of $26 million in revenue and $7.5 million in income from the two acquisitions over the next 12 months.

7.
Reiterated its forecasted effective tax rate: The Company CFO reiterated its already announced forecast of 8-12% effective worldwide tax rate for the company over the next 24 months. In response to questions, the Company also disclosed that its effective tax rate in India is likely to be zero till the year 2014/2015.

8.
Use of cash in international subsidiaries: In response to a question, the Company CFO explained that any excess cash available in its international subsidiaries is likely to be utilized for making international acquisitions. The Company has no intention of repatriating any cash to the United States in the form of dividends, and thus would not be subject to any taxes on dividend repatriations.

9.
Acquisition in Latin America: The Company’s Division head for Latin American operations announced that it is likely to make an acquisition in the Latin American markets in the near future, to grow its exchange business in that region.

10.
Possible Acquisitions in BPO Arena: In response to questions, the Company announced that it is likely to make some acquisitions in the BPO arena in Australia as also in the health imaging area in the United States, in its bid to take a good position in the health insurance markets.

11.
Available Cash: The Company CFO announced at the conference that its consolidated cash balance at 11/30/2009 was approximately $15 million. The Company’s short-term debt, net of cash balances was $9.2 million at 11/30/2009. The Company currently has available cash and accessible cash funds in the amount of $35.8 million using the expanded credit facility with the accordion feature to fund future business growth.

Post Conference Disclosure: The Company also announced today that it has received a further conversion of $4 million promissory note from WhiteBox today. The shares converted are already counted in the diluted share count.
Stock Split: The Company also announced that its upcoming stock split will be effective no later than December 31, 2009 so long as a majority of the Company’s shareholders vote to approve an increase in the Company’s authorized shares of common stock, as detailed in its proxy statement mailed on or about November 20, 2009.

Safe Harbor for Forward Looking Statements under the Private Securities Litigation Reform Act of 1995 — This press release contains various forward looking statements and information that are based on management’s beliefs, as well as assumptions made by, and information currently available to management, including statements regarding future economic performance and financial condition, liquidity and capital resources, acceptance of the Company’s products by the market and management’s plans and objectives. The Company has tried to identify such forward looking statements by use of words such as “expects,” “intends,” “anticipates,” “plans,” “believes,” “will,” “should,” and similar expressions, but these words are not the exclusive means of identifying such statements. Such statements are subject to various risks, uncertainties and other factors which could cause actual results to vary materially from those expressed in, or implied by, the forward looking statements. Such risks, uncertainties and other factors include the extent to which the Company’s new products and services can be successfully developed and marketed, the integration and other risks associated with recent and future acquisitions, the willingness of independent insurance agencies to outsource their computer and other processing needs to third parties, the Company’s ability to continue to develop new products to effectively address market needs in an industry characterized by rapid technological change, the Company’s dependence on the insurance industry (and in particular independent agents), the highly competitive and rapidly changing automation systems market, the Company’s ability to effectively protect its applications software and other proprietary information, the Company’s ability to attract and retain quality management, and software, technical sales and other personnel, the potential negative impact on the Company’s outsourcing business in India from adverse publicity and possible governmental regulation, the risks of disruption of the Company’s Internet connections or internal service problems, the possibly adverse effects of a substantial increase in volume of traffic on the Company’s website, mainframe and other servers, possible security breaches on the Company’s website and the possible effects of insurance regulation on the Company’s business. Certain of these, as well as other, risks, uncertainties and other factors, are described in more detail in Ebix’s periodic filings with the Securities and Exchange Commission, including the company’s annual report on form 10-K for the year ended December 31, 2008, included under “Item 1. Business—Risk Factors.” Except as expressly required by the federal securities laws, the Company undertakes no obligation to update any such factors or to publicly update any of the forward looking statements contained herein to reflect future events or developments or changed circumstances or for any other reason.
About Ebix
A leading international supplier of On-Demand software and E-commerce services to the insurance industry, Ebix, Inc., (NASDAQ:EBIX) provides end to end solutions ranging from infrastructure Exchanges, carrier systems, agency systems and BPO services to custom software development for all entities involved in the insurance industry.
With 30+ offices across Singapore, Australia, the US, New Zealand, India, China, Japan and Canada, Ebix powers multiple exchanges across the world in the field of life, annuity, health and property & casualty insurance, while conducting in excess of $100 billion in insurance premiums on its platforms. Through its various SaaS based software platforms, Ebix employs hundreds of insurance and technology professionals that provide products, support and consultancy to thousands of customers on six continents. Ebix’s focus on quality has enabled it to be awarded Level 5 status of the Carnegie Mellon Software Engineering Institute’s Capability Maturity Model (CMM). Ebix has also earned ISO 9001:2000 certification for both its development and BPO units in India. For more information, visit the Company’s website at www.ebix.com
CONTACT:
Aaron Tikkoo
678-281-2027 or atikkoo@ebix.com